                                 Exhibit 24.1

                              POWER OF ATTORNEY

          We, the undersigned directors and/or officers of EDGAR Online, Inc. (the "Company"), hereby severally constitute and appoint Marc Strausberg, Chairman of the Board of Directors and Chief Information Officer, the Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and Directors, and each of them individually, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature(s)                         Title(s)
    ------------                         --------
/s/ SUSAN STRAUSBERG               Chief Executive Officer,          April 30, 2001
--------------------               and Director
Susan Strausberg

/s/ GREG D. ADAMS                  Chief Financial Officer           April 30, 2001
--------------------
Greg D. Adams

/s/ MARC STRAUSBERG                Chairman of the Board             April 30, 2001
--------------------
Marc Strausberg

/s/ TOM VOS                        President, Director               April 30, 2001
--------------------
Tom Vos

/s/ ALBERT E. GIROD                Chief Technology Officer,         April 30, 2001
--------------------               Executive Vice President
Albert E. Girod                                and Director

/s/ STEFAN CHOPIN                  Director                          April 30, 2001
--------------------
Stefan Chopin

/s/ MARK MAGED                     Director                          April 30, 2001
--------------------
Mark Maged

/s/ BRUCE BEZPA                    Director                          April 30, 2001
--------------------
Bruce Bezpa